Exhibit 1.1

EXECUTION VERSION

3,600,000 Shares

Everspin Technologies, Inc.

Common Stock

UNDERWRITING AGREEMENT

February 8, 2018

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As representative of the several Underwriters named in Schedule I hereto

c/o Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

Ladies and Gentlemen:

Everspin Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”) an aggregate of 3,600,000 shares (the “Firm Shares”) of the common stock, $0.0001 par value per share, of the Company (“Common Stock”), all of which are to be issued and sold by the Company. The Company also proposes to sell to the several Underwriters, at the option of the Underwriters, up to an additional 540,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Company confirms as follows its agreements with the Representative and the several other Underwriters.

1.    The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a)    The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-221331), and such amendments to such registration statement as may have been required to the date of this Agreement, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder. Such registration statement, at any given time, including any amendments thereto at such time, the exhibits and any schedules thereto at such time, the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement (as defined below) at the time it was declared effective, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time, and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include any Rule 462(b) Registration Statement.

As used in this Section 1 and elsewhere in this Agreement:

“Base Prospectus” means the prospectus in the form in which it appeared in the Initial Registration Statement.

“Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) used prior to the filing of the Prospectus (as defined below) that describes the Shares and the offering thereof and that omitted the Rule 430B Information.

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below), including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Pricing Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares.

Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(b)    At the time of the filing of the Initial Registration Statement with the Commission, the conditions for use of Form S-3, set forth in the General Instructions thereto, were satisfied. The Initial Registration Statement was declared effective by the Commission under the Securities Act on November 13, 2017. No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects. At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act.

(c)    From the time of initial confidential submission of the registration statement relating to the Company’s initial public offering to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(d)    For the purposes of this Agreement, the “Applicable Time” is 9:00 a.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and other information listed on Schedule II hereto taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b).

(e)    Each part of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the time that such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), and at all other subsequent times until and including the Closing Date (as defined below) and the Option Closing Date (as defined below), as applicable, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of filing or the time of first use within the meaning of the Rules and Regulations, and at all subsequent times until and including the Closing Date and the Option Closing Date, as applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any Preliminary Prospectus or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b). No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. No document has been prepared or delivered in reliance on Rule 434 under the Securities Act.

(f)    Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act or under any other Rules and Regulations, complied when so filed in all material respects with the requirements of the Securities Act, the Rules and Regulations and the Exchange Act and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)    Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus does not, and as of the Closing Date and each Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b).

(h)    The Company has filed a registration statement pursuant to the Exchange Act to register the Common Stock, and such registration statement has been declared effective.

(i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company.

(j)    The Company has no subsidiaries, nor does it own a controlling interest in any entity.

(k)    The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights.

(l)    The Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights.

(m)    This Agreement has been duly authorized, executed and delivered by the Company.

(n)    The issue and sale of the Shares, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(o)    Ernst & Young LLP (“EY”), who have certified certain financial statements of the Company are independent public accountants as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, incorporated by reference in the Registration Statement and the Pricing Prospectus comply in all material respects with the requirements of the Securities Act, the Rules and Regulations and the Exchange Act, and present fairly the consolidated financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included or incorporated by reference in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements incorporated by reference in the Registration Statement. The pro forma financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement and the Pricing Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. EY has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(p)    The Company has not sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company, whether or not in the ordinary course of business, which are material to the Company or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus.

(q)    The Company is not (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company is a party or by which its properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company.

(r)    The Company has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(s)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Pricing Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(t)    The Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it; the Company is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company; and the Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits.

(u)    The Company owns or has adequate rights to use all domain names, mask works, inventions, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) and to the Company’s knowledge has such other licenses, approvals and governmental authorizations, in each case, sufficient to conduct its businesses and planned future business as described in the Pricing Disclosure Package. The Company is not aware of any facts or circumstances that would form a reasonable basis for the belief that any of Intellectual Property of the Company would not be valid and enforceable in accordance with applicable regulations and, to the Company’s knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company is invalid or unenforceable. All Intellectual Property owned by the Company has been properly assigned to the Company by any employees, consultants or third parties, and such assignments have been properly recorded with the appropriate governmental authorities. The Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with, the Intellectual Property of the Company other than with respect to patents and patent rights. The Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with, the patents and patent rights of the Company except in each case as would not reasonably be expected to have a material adverse effect on the general affairs, current and planned future business as described in the Pricing Disclosure Package, prospects, management, financial position, shareholders’ equity or results of operations of the Company. Other than official notices from patent offices in the course of patent prosecution, there are no legal or governmental proceedings pending or threatened against the Intellectual Property of the Company, and the Company has not received any notice or correspondence challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company. To its knowledge, the Company has not infringed, misappropriated or violated and does not infringe, misappropriate or violate the Intellectual Property rights of any third party, where such infringement, misappropriation or violation could have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company. Other than official notices from patent offices in the course of patent prosecution, there are no legal or governmental claims or proceedings pending or threatened against the Company regarding the Intellectual Property rights of any third party, and the Company has not received any notice or correspondence relating to any alleged infringement, misappropriation or violation the Intellectual Property rights of any third party.

(v)    No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company.

(w)    The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company.

(x)    The Company has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with generally accepted accounting principles and is updated as necessary to comply in all material respects with the requirements of the Securities Act, the Rules and Regulations and the Exchange Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply.

(y)    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (a) the Company has not been advised of: (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that information required to be disclosed by the Company in the reports that it is required or authorized to file or submit under the Exchange Act is recorded, processed, summarized and reported, within the periods in which such reports are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective at the reasonable assurance level to perform the functions for which they were established.

(aa)    All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(bb)    There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(cc)    The Company is not in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), does not own or operate any real property contaminated with any substance that is subject to any environmental laws, is not liable for any off-site disposal or contamination pursuant to any environmental laws, and is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company; and the Company is not aware of any pending investigation which might lead to such a claim.

(dd)     Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. No “Reportable Event” (as defined in Section 12 of ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(ee)    None of the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act of 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee. The Company and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, U.K. Bribery Act of 2010, and all other applicable anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(ff)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, and the Nasdaq rules and regulations relating thereto.

(gg)    There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act that have not been waived with respect to the offering and sale of the Shares as contemplated herein.

(hh)    The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii)    The Company has not distributed and, prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The Company has not engaged in any Testing-the-Waters Communication and has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(jj)    The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(kk)    The audiovisual presentation made available to the public by the Company at http://www.netroadshow.com/nrs/wp/default.html?show=f904eacb is a “bona fide electronic roadshow” for purposes of Rule 433(d)(8)(ii) of the Securities Act, and such presentation, together with the Pricing Prospectus, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from such presentation or Pricing Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein.

(ll)    Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(mm)    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)    Except as described in the Pricing Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of capital stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(oo)    The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(pp)    Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional actions as may be required by the Commission, The NASDAQ Global Market (“Nasdaq”) or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or as may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(qq)    There are no affiliations with FINRA among the Company’s officers, directors or, to the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

(rr)    The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company is in compliance with all applicable listing requirements of Nasdaq.

(ss)    No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement, the Pricing Prospectus and the Prospectus as applicable.

(tt)    Each director and executive officer of the Company, and certain stockholders of the Company as requested by the Representative, have delivered to the Representative an enforceable written “lock-up” agreement described in Section 8(k) hereof.

2.    Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $6.58 (the “Purchase Price”), the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised by the fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 540,000 Option Shares, at the Purchase Price. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4.    The Company will deliver the Firm Shares to the Representative through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company at the office of Stifel, Nicolaus & Company, Incorporated, 787 7th Avenue, 11th Floor, New York, New York 10019, at 10:00 A.M., New York time, on February 12, 2018, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representative as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company at the above office of Stifel, Nicolaus & Company, Incorporated, at 10:00 A.M., New York time on the applicable Option Closing Date.

5.    The Company covenants and agrees with each of the Underwriters as follows:

(a)    The Company, subject to Section 5(b), will comply with the requirements of Rule 430B under the Securities Act, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representative with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 90-day restricted period referred to in Section 5(j) hereof. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)    The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d)    The Company has furnished or, upon your request, will deliver to the Representative, without charge, three signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)    The Company will comply with the Securities Act, the Rules and Regulations and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus or to file under the Exchange Act any document which would be deemed to be incorporated by reference into the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Rules and Regulations or the Exchange Act, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus or any document which would be deemed to be incorporated by reference into the Prospectus in order to comply with the Securities Act or the Exchange Act, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g)    The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h)    The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds.”

(i)    The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares) on Nasdaq.

(j)    During a period of 90 days from the date of the Prospectus, the Company shall not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; other than: (1) the Shares to be sold hereunder; (2)

Common Stock issued upon the exercise of options and other equity awards granted under the equity incentive plans of the Company outstanding on the date hereof and as described in the Pricing Prospectus; or (3) the grant by the Company of stock options, restricted stock or other equity-based compensation awards (or the issuance of Common Stock upon exercise or settlement thereof) to eligible participants pursuant to equity incentive plans of the Company described in the Pricing Prospectus.

(k)    The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(l)    The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(m)    During a period of two years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders generally, and deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (other than reports available on EDGAR); and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and any subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

(n)    If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o)    If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

6.

(a)    The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto.

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7.    The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof)

and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Common Stock (including the Shares) on Nasdaq; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the fees and disbursements of counsel to the Underwriters in clauses (iv) and (vi) shall not exceed $30,000 in the aggregate.

8.    The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction.

(b)    The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c)    (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(d)    The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be a certificate, executed on behalf of the Company and not in their individual capacities, by two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representative, to the effect (1) set forth in Section 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(c) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

(e)    On the Closing Date or Option Closing Date, as the case may be, Cooley LLP, counsel for the Company, shall have furnished to the Representative a written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters.

(f)    On the date of this Agreement, EY shall have furnished to the Representative a letter, dated as of the date hereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)    On the Closing Date or Option Closing Date, as the case may be, the Representative shall have received from EY a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(f), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(h)    On the Closing Date or Option Closing Date, as the case may be, Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, shall have furnished to the Representative their opinion dated the Closing Date or the Option Closing Date, as the case may be, satisfactory to the Representative.

(i)    The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(j)    FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(k)    The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit A hereto, from all of the officers and directors of the Company and certain stockholders of the Company, in each case as set forth on Schedule III, and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(l)    On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

(m)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or Nasdaq; (iii) a general moratorium on commercial banking activities declared by any of Federal, Maryland or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representative by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

9.

(a)    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and to reimburse each Underwriter and each such director, officer, employee, affiliate and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, affiliate or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or in any Blue Sky Application in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

(b)    Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the

Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the timing of the offering by the Underwriters and the information contained in the paragraphs under the headings “Passive Market-Making” and “Short Sales, Stabilizing Transactions and Penalty Bids” under the caption “Underwriting.”

(c)    Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced through forfeiture of substantive rights or defenses by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by the Representative. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the parties to this Agreement contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.    If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.    Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the New York Stock Exchange or on the NASDAQ Global Select Market or the NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.

12.    The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8, 10 or 11 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7, the respective obligations of the Company and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 and Section 6 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder; provided, however, that in no event shall the Company be required to reimburse any defaulting Underwriter as described in Section 10.

13.    This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o Stifel, Nicolaus & Company, Incorporated, 787 7th Avenue, 11th Floor, New York, New York 10019. Notices to the Company shall be given to its Chief Executive Officer at 5670 W. Chandler Blvd., Suite 100, Chandler, Arizona 85226.

15.    This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

17.    The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

18.    The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19.    The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

20.    Notwithstanding anything herein to the contrary the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential ( and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

22.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours,

Everspin Technologies, Inc.

By:	/s/ Kevin Conley
Name: Kevin Conley
Title: President and Chief Executive Officer

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By	/s/ Joe Corso
Name: Joe Corso
Title: Managing Director

For itself and as Representative of the other Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Stifel, Nicolaus & Company, Incorporated	2,520,000
Needham & Company, LLC	900,000
Craig-Hallum Capital Group LLC	180,000

Total:	3,600,000

SCHEDULE II

Issuer Free Writing Prospectuses

Other Information

Issuer Free Writing Prospectuses:

None

Additional Information:

1.	The initial price per share to the public of the shares, which is $7.00.

2.	The number of Firm Shares, which is 3,600,000.

3.	The number of Option Shares, which is 540,000.

SCHEDULE III

Officers, Directors and Certain Stockholders Providing Lock-up Agreements

•	Kevin Conley

•	Geoff Tate

•	Lawrence G. Finch

•	Ron Foster

•	Michael B. Gustafson

•	Peter Hebert

•	Stephen Socolof

•	Sanjeev Aggarwal

•	Tom Andre

•	Norm Armour

•	Annie Flaig

•	Pat Patla

•	Angelo Ugge

•	Jeff Winzeler

•	Lux Ventures II, L.P.

•	Lux Ventures II Sidecar, L.P.

•	NV Partners IV LP

•	NV Partners IV-C LP

•	Sigma Partners 8, L.P.

•	Sigma Associates 8, L.P.

•	Sigma Investors 8, L.P.

•	The Tate Family Trust

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

________________, 2018

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representative of the Several Underwriters

c/o Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

Ladies and Gentlemen:

This letter agreement (the “Lock-Up Agreement”) refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Everspin Technologies, Inc., a Delaware corporation (the “Company”) and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering (the “Offering”) of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), pursuant to a Registration Statement on Form S-3, the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 90 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member (as defined below) of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company (collectively, “Restricted Securities”) for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, assign, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Stifel, Nicolaus & Company, Incorporated (the “Representative”), which consent may be withheld in the Representative’s sole discretion. Any Common Stock received upon the exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.

The foregoing restrictions shall not apply to (i) bona fide gifts by the undersigned, (ii) transfers of Restricted Securities or any security convertible into or exercisable for Restricted Securities to an immediate family member or a trust for the benefit of the undersigned or an immediate family member or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by the undersigned and/or one or more family members of the undersigned in a transaction not involving a disposition for value, (iii) transfers of Restricted Securities or any security convertible into or exercisable for Restricted Securities upon death by will or intestate succession, (iv) the exercise of any option or other right to acquire Restricted Securities, (v) securities transferred to one or more affiliates of the undersigned and distributions of securities to partners, members or stockholders of the undersigned, (vi) transactions relating to securities acquired in open market transactions after the Public Offering Date, and (vii) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period and no public announcement or filing under the Exchange Act is made by or on behalf of the undersigned or the Company regarding the establishment of such plan; provided that, in the case of a transfer or distribution pursuant to the preceding clauses (i), (ii), (iii) or (v), (A) each resulting transferee or recipient, as the case may be, of the Restricted Securities executes and delivers to the Representative an agreement satisfactory to the Representative certifying that such transferee is bound by the terms of this Lock-Up Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and to the extent any interest in the Restricted Securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Lock-Up Agreement and (B) no public filing under Section 13 or Section 16(a) of the Exchange Act, or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer or distribution.

For purposes of this Lock-Up Agreement: “immediate family member” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned or other relationship not more remote than first cousin; and “affiliate” shall have the meaning set forth in Rule 405 of the Securities Act.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, without the prior written consent of the Representative (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

[remainder of page left intentionally blank]

This Lock-Up Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Lock-Up Agreement shall lapse and become null and void if (i) the Representative, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the Underwriting Agreement terminates, or (iii), on March 15, 2018, in the event that the Underwriting Agreement has not been executed by that date.

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:	Entity:

Name:	By:

Name:

Title:

36